CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about February 14, 2003.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
February 14, 2003